UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2018

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan
On April 24, 2018, the Board of Directors of Camden National Corporation (the “Company”) approved the grant of equity compensation awards to certain executive officers of the Company, including Gregory A. Dufour, President and Chief Executive Officer; Deborah A. Jordan, Chief Operating Officer, Chief Financial Officer and Principal Financial & Accounting Officer; Joanne T. Campbell, Executive Vice President, Risk Management; Edmund M. Hayden III, Executive Vice President, Chief Credit Officer; Timothy P. Nightingale, Executive Vice President and Senior Lending Officer; Patricia Rose, Executive Vice President, Retail and Mortgage Banking; and Renee Smyth, Executive Vice President, Customer Experience and Marketing Officer. A portion of the awards will be granted as performance shares under the Company’s Amended and Restated Long-Term Performance Share Plan for 2018 - 2020 (the “2018 - 2020 LTIP”) and a portion of the awards will be granted as time-vested restricted shares under the Camden National Corporation 2012 Equity and Incentive Plan.
Performance goals under the 2018 - 2020 LTIP include, specifically, (i) diluted earnings per share and (ii) return on average equity goals relative to an index of peer companies, for threshold, target, and superior levels of performance. Each participating executive has a predetermined “target award,” which is reflected as a percentage of his or her base salary at the beginning of the long-term performance and vesting period. At the end of each long-term performance and vesting period, based upon the achievement of specific performance and service measures, each participant shall receive an award in accordance with the performance level and service, paid in Company shares. Actual awards of performance shares can range in value from 50% of the target award, when performance is at the threshold level, to 200% of the target award when performance is at the superior level. The awards of time-vested restricted shares will vest in three equal annual installments. The conversion of dollar amounts into shares will be based on the market value of a share on April 24, 2018, the grant date. The Company’s closing price on April 24, 2018 was $44.56.
The foregoing description is qualified in its entirety by reference to the 2018 - 2020 LTIP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Amendment to Plans
On April 24, 2018, the Board of the Company amended the Camden National Corporation 2012 Equity and Incentive Plan (the “Plan”) and the Camden National Corporation Management Stock Purchase Plan (“MSPP”, and together with the Plan, the “Plans”)) to amend the terms under which equity awards become fully vested and exercisable upon retirement. As amended, the Plans provide that such awards are fully vested and exercisable if on the date of retirement (as defined in the Plan) the grantee is at least 65 years old and has been employed by the Company or a subsidiary for at least five consecutive years. The foregoing description is qualified in its entirety by reference to the Third Amendment to the Plan and the Camden National Corporation Amended and Restated Management Stock Purchase Plan, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Camden National Corporation 2018 - 2020 Amended and Restated Long-Term Performance Share Plan.
10.2	Third Amendment to Camden National Corporation 2012 Equity and Incentive Plan.
10.3	Camden National Corporation Amended and Restated Management Stock Purchase Plan under the Camden National Corporation 2012 Equity and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2018

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Operating Officer, Chief Financial Officer, and Principal Financial & Accounting Officer